UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2012

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Corporation’s Annual General and Special Meeting of Shareholders was held August 28, 2012 (the “Meeting”).  There were 28,246,684 common shares of the Corporation entitled to vote at the Meeting, of which a total of 25,237,376 (89.35%) were represented at the Meeting either in person or by proxy.

The following summarizes the results of the voting regarding the proposals which were adopted at the Meeting:

1.
Proposal to elect Patrick H. Gaines, Gregory A. MacRae, David C. Cooke and Jacqueline Pace for terms expiring at the Annual General Meeting of Shareholders in 2013, as described in the Corporation’s Information Circular and Proxy Statement for the Meeting.

	VOTES CAST		PERCENTAGE OF VOTES CAST
Directors	For	Withheld	For	Withheld	Broker Non-Votes

Patrick H. Gaines	11,086,739	733,909	93.79%	6.21%	13,416,728
Greg A. MacRae	11,217,736	602,912	94.90%	5.10%	13,416,728
David C. Cooke	11,138,506	682,142	94.23%	5.77%	13,416,728
Jacqueline Pace	11,217,636	603,012	94.90%	5.10%	13,416,728

2.	Proposal to ratify the appointment of Grant Thornton LLP as the Corporation’s independent auditor until the Annual General Meeting of Shareholders in 2013.

VOTES CAST			PERCENTAGE OF VOTES CAST
For	Against	Abstain	For	Against	Abstain

24,291,323	459,972	486,081	96.25%	1.82%	1.93%

3.	Proposal to continue the Corporation in the Province of British Columbia.

VOTES CAST			PERCENTAGE OF VOTES CAST
For	Against	Abstain	For	Against	Abstain	Broker Non-Votes

11,237,047	353,631	229,970	95.06%	2.99%	1.94%	13,416,728

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

August 29, 2012

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